EXHIBIT 99.1

Extreme Networks Reports Sequential Growth for Revenue and Pro Forma Net Income

SANTA CLARA, Calif., April 17 /PRNewswire-FirstCall/—Extreme Networks, Inc., (Nasdaq: EXTR-news), a leader in Ethernet networking, today reported its third quarter results for the period ending March 31, 2002.

Net revenue for the third quarter of fiscal 2002 was $111.1 million, compared to $109.1 million for the second quarter of fiscal 2002. On a pro forma basis Extreme Networks earned net income of $2.6 million, or $0.02 per share for the third quarter of fiscal 2002, compared with $2.0 million, or $0.02 per share for the second quarter of fiscal 2002.

Actual net loss for the third quarter on a GAAP basis, which includes charges for impairment of acquired intangible assets, amortization of goodwill and intangible assets and deferred compensation, restructuring and one-time charges was $139.8 million or $(1.23) per share, compared to a loss of $10.7 million or $(0.09) per share for the second quarter of fiscal 2002. (See financial tables for reconciliation of GAAP and pro forma results.)

Pre-tax charges for the quarter of $162.2 million were primarily related to a reduction in goodwill of $90.0 million and charges related to real estate of $64.4 million. The remaining charges related to fixed assets that were impaired, a write down of minority equity investments, partially offset by a benefit for excess inventory allowance no longer needed. Of these charges, $136.8 million will have no impact on Extreme’s cash position and the remaining $25.4 million will have a cash impact spread over a number of years.

“We are on track for achieving our strategic and operational financial goals, even during these challenging economic times,’’ said Gordon Stitt, president and CEO, Extreme Networks. “During the quarter, we continued to add new key global accounts and expand our worldwide service capabilities, increasing our status as an established networking leader. We also improved our key financial metrics, including revenue, gross margin, operating profit, working capital and our cash position.”

“While visibility is uncertain, we are in a solid position to continue to move forward and address our customer’s needs while focusing on operational excellence,” said Stitt.

Conference Call

Extreme Networks will host a conference call to discuss these results at 2 p.m. PT; the call may include additional forward-looking statements. For more information visit www.extremenetworks.com.

About Extreme Networks

Extreme Networks, Inc. delivers the most effective applications and services infrastructure by creating networks that are faster, simpler and more cost-effective than conventional solutions. Headquartered in Santa Clara, Calif., Extreme Networks markets its network switching solutions in more than 50 countries. For more information, visit www.extremenetworks.com.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements about achieving our strategic and financial goals, and other statements that include the words “expect’’, “anticipate” or similar words. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: (i) our rapid growth and potential risks associated with this growth, and a limited operating history and limited history of profitability that make it more difficult to predict results; (ii) current economic trends in worldwide geographic markets; (iii) fluctuations in demand for our products and services; (iv) a highly competitive business environment for network switching equipment; and (v) the possibility that we might experience delays in the development of new technology and products. More information about potential factors that could affect our business and financial results is included in our Annual Report on Form 10-K for the year ended June 30, 2001, and in our quarterly report on Form 10-Q for the period ended December 31, 2001, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission (http://www.sec.gov).

EXTREME NETWORKS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (i)
(In thousands, except per-share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2002	March 31, 2001	March 31, 2002	March 31, 2001
Net revenue	$111,132	$112,106	$328,487	$376,163
Costs and expenses:
Cost of revenue	47,219	97,864	181,981	225,728
Research and development	15,396	16,497	46,411	41,193
Sales, marketing and service	34,281	41,578	106,969	117,192
General and administrative	6,294	11,284	20,381	20,442
Impairment of acquired intangible assets	89,752	—	89,752	—
Amortization of goodwill, purchased intangible assets and deferred stock compensation	15,123	8,239	45,084	22,101
Restructuring and one-time charges	73,570	34,020	73,570	34,020
Total costs and expenses	281,635	209,482	564,148	460,676
Operating loss	(170,503)	(97,376)	(235,661)	(84,513)
Other income, net	(2,856)	2,005	(4,733)	8,519
Loss before income taxes	(173,359)	(95,371)	(240,394)	(75,994)
Benefit for income taxes	(33,560)	(25,256)	(53,935)	(18,474)
Net loss	$(139,799)	$(70,115)	$(186,459)	$(57,520)
Net loss per share—basic	$(1.23)	$(0.64)	$(1.66)	$(0.54)
Net loss per share—diluted	$(1.23)	$(0.64)	$(1.66)	$(0.54)
Shares used in per share calculation—basic	113,281	109,028	112,638	107,433
Shares used in per share calculation—diluted	113,281	109,028	112,638	107,433

EXTREME NETWORKS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (i)
(In thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended
	March 31, 2002	March 31, 2001	March 31, 2002	March 31, 2001
Net revenue	$111,132	$112,106	$328,487	$376,163
Costs and expenses:
Cost of revenue	51,995	57,534	155,307	185,398
Research and development	15,396	16,497	46,411	41,193
Sales, marketing and service	34,281	41,578	106,969	117,192
General and administrative	6,294	10,284	17,681	19,442
Total costs and expenses	107,966	125,893	326,368	363,225
Operating income (loss)	3,166	(13,787)	2,119	12,938
Other income, net	801	2,864	4,924	9,378
Income (loss) before income taxes	3,967	(10,923)	7,043	22,316
Provision (benefit) for income taxes	1,388	(3,823)	2,465	7,782
Net income (loss)	$2,579	$(7,100)	$4,578	$14,534
Net income (loss) per share—basic	$0.02	$(0.07)	$0.04	$0.14
Net income (loss) per share—diluted	$0.02	$(0.07)	$0.04	$0.12
Shares used in per share calculation—basic	113,281	109,028	112,638	107,433
Shares used in per share calculation—diluted	117,411	109,028	117,655	118,091

(i)
This statement of operations information for the three and nine months ended March 31, 2001 and 2002 is for illustrative purposes only and is not prepared in accordance with generally accepted accounting principles.The following table reconciles our GAAP net loss from Table A to our pro forma net income in Table B:

	Three Months Ended		Nine Months Ended
	March 31, 2002	March 31, 2001	March 31, 2002	March 31, 2001
GAAP net loss	$(139,799)	$(70,115)	$(186,459)	$(57,520)
Pro forma adjustments:
Charges related to contract manufacturers and other costs associated with carrying value of inventory	(4,776)	40,330	26,674	40,330
Impairment of acquired intangible assets	89,752	—	89,752	—
Amortization of goodwill, purchased intangible assets and deferred stock compensation	15,123	8,239	45,084	22,101
In-process research and development	—	30,142	—	30,142
Restructuring and one-time

charges	77,227	5,737	85,927	5,737
Income tax benefit	(34,948)	(21,433)	(56,400)	(26,256)
Pro forma net income (loss)	$2,579	$(7,100)	$4,578	$14,534

EXTREME NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2002	June 30, 2001
ASSETS
Current assets:
Cash, cash equivalents and investments	$218,225	$157,096
Accounts receivable, net	55,765	63,211
Inventories, net	35,889	60,529
Deferred taxes	34,458	35,855
Other current assets	11,813	12,061

Total current assets	356,150	328,752

Property and equipment, net	54,807	57,251
Restricted investments	80,000	80,000
Marketable securities	179,212	34,406
Goodwill and purchased intangible assets, net	1,090	113,886
Deferred taxes	97,347	40,028
Other assets	12,830	12,025

Total assets	$781,436	$666,348

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$36,740	$35,890
Deferred revenue	41,412	25,537
Other accrued liabilities	124,899	55,893

Total current liabilities	203,051	117,320
Convertible subordinated notes and other long-term deposit	200,333	266
Total stockholders' equity	378,052	548,762

Total liabilities and stockholders' equity	$781,436	$666,348